Exhibit 3.15

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER DATE INC/AUTH/FILED JURISDICTION PRINT DATE FORM NUMBER	: 021220069 : J909222 : 05/09/1989 : GEORGIA : 05/02/2002 : 215

CORPORATION SERVICE COMPANY

SHEILA PITTARD

1201 HAYS ST.

TALLAHASSEE, FL 32301

CERTIFIED COPY

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

THE CONNECTING LINK, INC.

A DOMESTIC PROFIT CORPORATION

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the date set forth above its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

Cathy Cox
Secretary of State

Secretary of State Business Services and Regulation Suite 306, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334	CHARTER NUMBER DATE INCORPORATED COUNTY EXAMINER TELEPHONE	:8909222 :May 09, 1989 :GWINNETT :MARILYN M MATEEN :404-656-2811

MAILED TO:

MICHAEL S. WEBB, ATTY.

3483 SATELLITE BLVD., STE 217

DULUTH, GA 30136

CERTIFICATE OF INCORPORATION

I, MAX CLELAND, SECRETARY OF STATE AND THE CORPORATIONS COMMISSIONER OF THE STATE OF GEORGIA DO HEREBY CERTIFY, UNDER THE SEAL OF MY OFFICE, THAT

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“THE CONNECTING LINK, INC.”

– –– – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – –

HAS BEEN DULY INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA ON THE DATE SET FORTH ABOVE, BY THE FILING OF ARTICLES OF INCORPORATION IN THE OFFICE OF THE SECRETARY OF STATE AND THE FEES THEREFOR PAID, AS PROVIDED BY LAW, AND THAT ATTACHED HERETO IS A TRUE COPY OF SAID ARTICLES OF INCORPORATION.

WITNESS, MY HAND AND OFFICIAL SEAL, IN THE CITY OF ATLANTA AND THE STATE OF GEORGIA ON THE DATE SET FORTH BELOW.

DATE: MAY 15, 1989

MAX CLELAND
SECRETARY OF STATE

H. WAYNE HOWELL
DEPUTY SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

THE CONNECTING LINK, INC.

I.

Tree name of the corporation is “THE CONNECTING LINK, INC.”

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The corporation is a corporation for profit and is organized for the following purposes: To provide an educational consulting service for public and private school teachers, instructors, and professors, and universities, colleges and other learning institutions; to offer graduate and post-graduate classes, courses and studies for public and private school teachers, instructors and professors, to publish books, and audio and video tapes, and other educational materials; to conduct communication skills workshops; to do any and all things or acts incidental thereto; and to engage in any lawful act or activity for which corporations maybe organized under the Georgia Business Corporation Code.

V.

The Corporation shall have authority, acting by its board of directors, to issue not more than 100,000 shares of a common class of stock having no par value.

The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

The Board of Directors may from time to time distribute to shareholders out of capital surplus of the corporation a portion of its assets, in cash or in property, or in both cash and property.

The Corporation shall be authorized to Issue its capital stock pursuant to such plan or plans as it may from time to time adopt in accordance with the provisions of § 1244 of the Internal Revenue Code of 1954, as amended, and the initial Board of Directors shall be authorized to adopt the initial plan for the issuance of such capital stock.

VI.

The corporation shall not commence business until it shall have received consideration of not less than $500 in value for the issuance of its shares.

VII.

The address of the initial registered office of the corporation is 243 Blazing Ridge Way, Lawrenceville, Gwinnett County, Georgia 30245. The initial registered agent at the address is Bernard F. Cleveland.

VIII.

The initial board of directors shall consist of two members. Their names and addresses are as follows:

Bernard F. Cleveland

243 Blazing Ridge Way

Lawrenceville, Georgia 30245

Kathleen P. Cleveland

243 Blazing Ridge Way

Lawrenceville, Georgia 30245

IX.

The names and addresses of the incorporators are:

Bernard F. Cleveland

243 Blazing Ridge Way

Lawrenceville, Georgia 30245

Kathleen P. Cleveland

243 Blazing Ridge Way

Lawrenceville, Georgia 30245

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of incorporation.

This      day of May, 1989.

MICHAEL S. WEBB Attorney for Incorporators State Bar No. 744637

The Crescent — Suite 217

3483 Satellite Boulevard

Duluth, Georgia 30136

(404) 476-9793

CONSENT TO APPOINTMENT AS REGISTERED AGENT

To:	Max Cleland

Secretary of State

Ex-Officio Corporation

Commissioner

State of Georgia

I	BERNARD F. CLEVELAND

do hereby consent to serve as registered agent for the corporation

THE CONNECTING LINK, INC.

This 28th day of April, 1989.

BERNARD F. CLEVELAND

Address of registered agent:

243 Blazing Ridge Way

Lawrenceville, Georgia 30245

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